SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report: February 9, 2004

Commission File Number: 0-25790

PC MALL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2555 West 190th Street
Torrance, CA 90504
(Address of Principal Executive Offices)(Zip Code)
(310) 354-5600
(Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

 (c) Exhibits

         99.1 Text of Press Release dated February 9, 2004 (furnished pursuant to Item 12 of Form 8-K).

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2004, PC Mall, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2004		PC MALL, INC.

	By:	/s/ TED SANDERS Ted Sanders Chief Financial Officer

(Duly Authorized Officer of the Registrant and Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description
99.1	Text of Press Release Dated February 9, 2004 (furnished pursuant to Item 12 of Form 8-K).

Exhibit 99.1

PC Mall Reports Record Quarterly Sales, up 23 Percent from Q4 2002>

Pretax Income Increases 90 Percent From Q4 2002

Highlights:

  Record quarterly sales of $290 million which represent 23 percent organic growth Q4 2002
  Consolidated earnings per share for Q4 2003 of $0.09 versus Q4 2002 earnings per share of $0.49 which included tax benefits worth $0.44 per share.
  Q4 2003 earnings were impacted by the new Canadian phone-based sales center and OnSale.com initiatives, and a non-cash stock compensation charge, totaling $0.9 million.
  Corporate sales for the quarter increased 51 percent from Q4 2002.
  PC Mall Gov sales for the quarter increased 67 percent from Q4 2002.
  eCOST.com sales for the quarter increased 66 percent from Q4 2002.
  Corporate and public sector account manager headcount increased 37 percent from Q4 2002 and 6 percent from Q3 2003.

Torrance, California -- February 9, 2004 -- PC Mall, Inc. (NASDAQ: MALL - news) - today reported record quarterly sales of $289.9 million, up 23 percent from Q4 2002 sales of $236.3 million. Earnings per share for Q4 2003 were $0.09 compared with $0.49 per share for Q4 2002 which included a $0.44 per share tax benefit to recognize certain tax assets. Pretax earnings for Q4 2003 increased 90 percent over Q4 2002. Earnings for Q4 2003 were impacted by the new Canadian call center (which serves U.S. customers) cost of $0.5 million, OnSale.com initiative cost of $0.3 million, and a non-cash stock compensation cost of $0.1 million, for a total $0.9 million.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said,  "Our focus throughout the quarter continued to be on market share growth and furthering our position as one of the leaders in our industry. I am happy to report that we achieved the highest quarterly sales in the Company's history, and we believe that our growth rate for Q4 2003 was stellar, especially when you consider that it was all organic growth. We invested heavily in expanding our sales force, notably in our Canadian phone-based sales center, continuing the ramp-up of our corporate and public sector account manager headcount. Despite this investment, we expanded our Q4 2003 operating income by 87% from Q4 2002."  Khulusi continued,  "We are pleased that the growth we achieved in Q4 2003 was derived from markets of strategic value to us. Our Q4 2003 corporate sales achieved 51 percent growth over Q4 2002 and our Q4 2003 public sector sales rose 67 percent over the same period last year. eCOST.com also had strong Q4 2003 sales growth, increasing 66 percent over Q4 2002. We believe that the investments we made building our sales force are starting to bear fruit and place us in an even better position should a rebound in tech spending accelerate."

For the year 2003, consolidated sales rose 13 percent from 2002 from an increase in market share. Earnings per share for the year 2003 was $0.26 compared with $0.01 per share for 2002. Earnings per share for 2002 included a $0.61 per share charge from a change in accounting principle partially offset by a $0.43 per share tax benefit to recognize certain tax assets not previously recorded due to the improved earnings history of the Company. Income from operations for the year 2003 increased 39 percent from the year 2002 despite the investments in the new Canadian call center of $1.1 million, and the OnSale.com initiative of $1.0 million and non-cash stock compensation charges for consultant warrants of $0.3 million, totaling $2.4 million.

Consolidated Q4 2003 sales increased 23 percent from Q4 2002 to $289.9 million from $236.3 million.  Corporate sales growth for Q4 2003 was strong, up 51 percent from Q4 2002.  eCOST.com's sales for Q4 2003 grew 66 percent over the same quarter last year.  PC Mall Gov had Q4 2003 sales growth over the same quarter last year of 67 percent.  Growth from these businesses were partially offset by an 18 percent decline in catalog driven core business inbound sales.

Consolidated gross profit for Q4 2003 rose 34 percent from Q4 2002 or a $9.0 million increase.  Twenty-three percent or $6.0 million of the 34 percent gross profit increase from the same quarter last year resulted from the adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16 "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)."  See footnote A below for further information on EITF 02-16.  The remaining $3.0 million of the 34 percent increase in gross profit for Q4 2003 versus Q4 2002 was primarily due to an increase in sales.

Adoption of EITF 02-16 required that $6.0 million of vendor consideration previously recorded as a reduction of advertising and labor cost be reflected as a reduction of cost of sales.  Under the new rule, gross profit margin for the quarter increased by 2.1 percent to 12.1 percent of sales from 11.0 percent of sales for the comparable quarter last year.  Excluding the effect of EITF 02-16, and therefore on a non-GAAP basis, gross profit margin for the quarter would have been 10.0 percent of sales compared with 11.0 percent for Q4 2002.  This non-GAAP gross profit margin is included in this discussion to provide a meaningful comparison to prior periods.  The change in the gross profit as a percentage of sales for Q4 2003 compared with Q4 2002 reflects the Company's aggressive pricing to accelerate increases in its customer base, changes in vendor support programs for the quarter, and an increase in eCOST.com's sales as a percentage of overall sales. The Company's gross profit percentage may vary from quarter to quarter depending on the continuation of key vendor support programs as well as product mix, pricing strategies and other factors.

"We have demonstrated in the prior quarters of 2003 our ability to obtain robust gross margins.  In Q4 2003, we made a conscious decision to be more aggressive in the short term in order to further accelerate our customer acquisition growth, and we were pleased with the results," said Khulusi.  "After acquiring a new customer and developing loyalty, an account manager starts focusing on optimizing product mix and margin of that customer," continued Khulusi.

Consolidated selling, general and administrative expenses as a percentage of sales for Q4 2003 decreased by 110 basis points to 9.0 percent from 10.1 percent of sales in Q4 2002.  The decrease in spending as a percentage of sales resulted from leverage caused by sales growth. The reduction in selling, general and administrative expenses as a percentage of sales was partially offset by additional expenses related to the new Canadian call center and OnSale.com initiatives.  These two new initiatives impacted Q4 2003 SG&A by approximately $0.8 million or 28 basis points of sales.  A non-cash stock compensation charge further impacted Q4 2003 earnings by approximately $0.1 million or 5 basis points of sales.

The Company continued its push to increase the size of its corporate and public sector account manager workforce in Q4 2003. Most of the headcount growth occurred in its new Canadian call center to take advantage of an abundant, highly educated labor pool and a labor cost savings that includes a government labor subsidy that extends over the next four years.  Corporate and public sector account manager headcount at the end of Q4 2003 rose 37 percent from Q4 2002 and 6 percent from the preceding quarter.

Corporate and public sector account manager headcount at the end of Q4 2003 amounted to 578 employees, up 155 managers from Q4 2002 and 31 account managers from Q3 2003.  Average tenure for a corporate and public sector account manager at the end of Q4 2003 was 17 months with 27 percent of the corporate and public sector workforce in training, 62 percent less than one year experience and 76 percent less than two years experience.  Total account managers including those focusing on corporate, public sector and consumer customers numbered 746 at the end of Q4 2003, up 147 managers from Q4 2002 and 48 managers from Q3 2003.

eCOST.com's focus in Q4 2003 was growing its market share through increased marketing initiatives and product offerings. Q4 2003 sales for eCOST.com rose 66 percent over last year, its highest year-over-year quarterly growth rate since its first year of operations.  New eCOST.com product categories such as Home & Housewares, Watches & Jewelry and DVDs, as well as refurbished and close-out special offers helped fuel strong expansion of its customer base. eCOST.com also continued to experience a high traffic conversion rate on its site because of the broad appeal to different types of Internet shoppers of its three ways to shop: Competitive fixed prices, auctions and its patent pending "Bargain Countdown" time-based offers. Despite aggressive marketing initiatives and the associated costs in Q4 2003, eCOST.com was profitable in the quarter and completed its third consecutive year of profitable operations.

"We are excited about the customer response to eCOST.com's marketing and product offerings. We are also encouraged by eCOST.com's ability to produce robust sales growth while remaining profitable, a feat that we believe few Internet retailers have been able to accomplish." said Gary Guy, President of eCOST.com.

PC Mall's balance sheet at the end of the quarter remained strong.  Cash and cash equivalents at the end of the quarter were $7.8 million.  Borrowings under PC Mall's line of credit increased to $26.2 million at the end of the quarter from $17.5 million as of December 31, 2002, but decreased sequentially from $32.7 million in Q3 2003.  The increase in line of credit borrowings from Q4 2002 reflects an aggressive program to obtain early pay discounts and end-of-quarter purchase opportunities.  Inventories increased by $25.3 million from Q4 2002 in response to increased sales demand.  Accounts receivable increased $16.7 million from Q4 2002 reflecting an increase in sales on account to corporate and government customers during the quarter.

Footnote A

During Q1 2003, the Company adopted EITF 02-16 which addresses accounting for consideration received by a customer or a reseller from a vendor. EITF 02-16 requires that consideration from vendors related to agreements entered into after December 31, 2002, such as advertising funds, be accounted for as a reduction of cost of sales unless such funds are used for specific incremental programs entirely funded by an individual vendor.  In such cases, the consideration received is accounted for as a reduction of the incremental expense.  The Company employs a variety of advertising methods to promote sales of vendor products including catalogs, mailers, the Internet, newspaper, magazine and radio.  Some of the Company's advertising campaigns involve individual programs for a specific vendor while other campaigns involve multiple vendors.

*          *          *

Conference Call

Management will be holding a conference call on Monday, February 9 at 5:00 p.m. Eastern time to discuss fourth quarter results.  To participate, please dial 877-788-8792 no later than 4:50 p.m. EST.

To listen to PC Mall's management discussion of the fourth quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until March 1, 2004 and can be accessed by calling:  (800) 642-1687 and reference conference ID# 5325645

About PC Mall

PC Mall, Inc. together with its subsidiaries (the Company), is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers.  More than 100,000 different products from companies such as Microsoft, Apple, IBM and HP are marketed to business customers using relationship based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com).  Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding cash position, expense reductions, sales growth and market share, Corporate and Public sector sales initiatives, the effect of the Company's reinvestment in its sales force, recent acquisitions, the prospects for the Company's OnSale.com and eCOST.com subsidiaries; growth of the professional and engineering services business, enterprise market, seasonality, and operating results for the fourth quarter and 2003 fiscal year.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Among the factors that could cause actual results to differ materially are the following:  difficulties related to integration of newly-acquired businesses (or any future acquisitions); uncertainties relating to the relationship of increases in account managers and productivity; decreases in revenue related to Corporate and Public Sector sales; increased competition and pricing pressures; availability of third party suppliers at reasonable prices; increased expenses, increased costs from online initiatives; risks due to shifts in market demand or price erosion of owned inventory, and inability to convert back orders to completed sales.  Additional factors that could cause actual results to differ are discussed under the heading "Certain Factors Affecting Future Results" and in other sections of the Company's Form 10-K for the 2002 fiscal year, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission.  All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

###

-Financial Tables Follow-

PC MALL, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net sales	$289,932	$236,305	$975,586	$862,830
Cost of goods sold	254,930	210,261	848,791	769,740
Gross profit	35,002	26,044	126,795	93,090
Selling, general and administrative expenses	26,189	23,807	97,173	85,343
Non-cash stock compensation expense relating to selling, general and administrative expenses	145	-	294	-
Advertising, net in 2002	6,554	1,109	23,305	3,059
Loss on sale of building	-	-	-	350
Income from operations	2,114	1,128	6,023	4,338
Interest expense, net	494	275	1,325	983
Income before income taxes	1,620	853	4,698	3,355
Income tax (provision) benefit	(515)	4,520	(1,655)	3,594
Income before cumulative effect of change in accounting principle	1,105	5,373	3,043	6,949
Cumulative effect of change in accounting principle	-	-	-	(6,801)
Net income (loss)	$1,105	$5,373	$3,043	$148

Earnings (loss) per share:
Income before cumulative effect of change in accounting principle	$0.10	$0.50	$0.29	$0.65
Cumulative effect of change in accounting principle	-	-	-	(0.64)
	$0.10	$0.50	$0.29	$0.01

Diluted Earnings (loss) per share:
Income before cumulative effect of change in accounting principle	$0.09	$0.49	$0.26	$0.62
Cumulative effect of change in accounting principle	-	-	-	(0.61)
	$0.09	$0.49	$0.26	$0.01
Basic weighted average number of shares outstanding	10,833	10,726	10,651	10,654
Diluted weighted average number of common and common equivalent shares outstanding	11,978	10,932	11,636	11,127

PC MALL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	December 31, 2003
	(unaudited)	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$7,819	$11,422
Accounts receivable, net of allowance for doubtful accounts	71,401	54,747
Inventories	80,542	55,235
Prepaid expenses and other current assets	3,909	3,038
Deferred income taxes	3,578	2,657
Total current assets	167,249	127,099

Property and equipment, net	10,438	9,214
Goodwill, net	861	804
Deferred income taxes	9,269	10,718
Other assets	1,353	1,525
	$189,170	$149,360
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$83,856	$61,865
Accrued expenses and other current liabilities	15,869	14,066
Deferred revenue	12,100	10,532
Line of credit	26,202	17,497
Capital leases - current	-	124
Notes payable - current	1,250	167
Total current liabilities	139,277	104,251

Total liabilities	139,277	104,251

Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 30,000,000 shares authorized; 11,165,399 and 10,789,947 shares issued; and 10,871,199 and 10,632,347 shares outstanding, respectively	11	11
Additional paid-in capital	78,032	75,833
Treasury stock at cost: 294,200 and 157,600 shares, respectively	(1,015)	(556)
Translation Adjustment	1	-
Retained earnings (accumulated deficit)	(27,136)	(30,179)
Total stockholders' equity	49,893	45,109
	$189,170	$149,360